EXHIBIT 10.6

AMENDMENT NO. 1 TO

PROMISSORY NOTE

This Amendment No. 1 (“Amendment No. 1”) is made this 25th day of July, 2017, by and between Freeze Tag, Inc., a Delaware corporation (the “Borrower”), and on the one hand; and [Lender], an individual (the “Lender”), on the other hand, to amend the terms of that certain Convertible Promissory Note dated December 31, 2013, as extended by agreement dated December 31, 2016, and entered into by and between the parties (the “Note”). Borrower and Lender shall be referred to herein as a “Party” and collectively as the “Parties”. In the event the terms of the Note and this Amendment No. 1 conflict, the terms of this Amendment No. 1 control. Any defined terms herein that are not defined herein have the meaning set forth in the Note.

WHEREAS, in the Note, for value received, the Borrower issued the Note to Lender governing the terms under which Borrower would pay Lender $[Principal Amount] in principal on or before December 31, 2017;

WHEREAS, under Section 2 of the Note, the amounts due to Lender would accrue interest at ten percent (10%) per year;

WHEREAS, under Section 3 of the Note, the Lender has the right, at any time, to convert all amounts due under the Note into shares of the Borrower’s common stock, with the conversion price being the lesser of (a) $0.01 per share of Common Stock or (b) Fifty Percent (50%) of the average of the three (3) lowest trade prices of Common Stock recorded during the twenty five (25) previous trading days prior to conversion, but in no event shall the Conversion Price be less than $0.00005 per share of Common Stock, subject to standard adjustments (the “Original Conversion Price”).

WHEREAS, the Borrower has an agreement with the holders of certain other promissory notes issued by the Borrower for those holders to exchange their outstanding promissory notes (and the amounts due thereunder) for common stock or preferred stock of the Borrower;

WHEREAS, as part of the agreement Borrower has with those holders, the holders are requiring the Borrower and Lender to make certain amendments to the Note;

WHEREAS, Borrower and Lender desire to amend the terms of the Note as set forth herein in order to allow Borrower to enter into securities exchange agreements with holders of certain other promissory notes.

AMENDMENT

1. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Note as follows:

a. Section 2 of the Note is hereby amended by deleting Section 2 in its entirety and replacing Section 2 with the following:

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“2. Interest. This Note will not bear interest and will be interest free.

b. Section 3 of the Note is hereby amended by deleting Section 3 in its entirety and replacing Section 3 with the following:

“3. Conversion. The Lender has the right, at any time after the Effective Date, at its election, to convert all or part of the amount due hereunder into shares of fully paid and non-assessable shares of common stock of the Borrower (the “Common Stock”). The conversion price (the “Conversion Price”) shall be $0.0002. The conversion formula shall be as follows: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. A conversion notice (the “Conversion Notice”) may be delivered to Borrower by method of Lender’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Lender. The Borrower shall deliver the shares of Common Stock from any conversion to the Lender (in any name directed by the Lender) within five (5) business days of Conversion Notice delivery. The Lender shall pay the transfer agent fees for the issuance of share certificates. After receiving the Initial Consideration, the Borrower agrees to begin a good faith effort to apply for participation in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program. Subject to FAST approval by the DTC, and upon request of the Lender and provided that the shares to be issued are eligible for transfer under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or are effectively registered under the Securities Act, the Borrower shall cause its transfer agent to electronically issue the Common Stock issuable upon conversion to the Lender through the DTC Direct Registration System (“DRS”). The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events

c. As additional consideration for this Amendment No.1, the Lender agrees to waive, in its entirety, any interest due to Lender under the Note as of the date hereof.

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IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or other authorized signatory, have executed this Amendment No. 1 as of the date first above written. This Amendment No. 1 may be signed in counterparts and facsimile signatures are treated as original signatures.

“Borrower”		“Lender”

Freeze Tag, Inc., a Delaware corporation		[Lender], an individual

By:	Mick Donahoo	[Lender]
Its:	Chief Financial Officer

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